Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

LINKBANCORP, Inc.

Camp Hill, PA:

We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Form S-1 Registration Statement of our report dated May 7, 2021, relating to the consolidated financial statements of LINKBANCORP, Inc., which is contained in this Registration Statement. We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

September 9, 2022